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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 13, 2007

                            WHOLE FOODS MARKET, INC.
             (Exact name of registrant as specified in its charter)

         Texas                    0-19797                   74-1989366
       (State of             (Commission File            (IRS employment
     incorporation)               Number)              identification no.)

                                550 Bowie Street
                               Austin, Texas 78703
                    (Address of principal executive offices)

               Registrant's telephone number, including area code
                                  512-477-4455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.  OTHER EVENTS.

On February 21, 2007, we entered into a merger agreement with Wild Oats Markets, Inc. ("Wild Oats"), pursuant to which we, through our subsidiary have commenced an offer (the "Offer") to purchase all the outstanding shares of Wild Oats at a purchase price of $18.50 per share in cash. We have previously disclosed that consummation of the Offer is subject to customary closing conditions, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act").

On March 13, 2007, we and Wild Oats received a request for additional information (commonly known as a "second request") from the Federal Trade Commission in connection with the Offer. Whole Foods Market and Wild Oats intend to respond promptly to the second request. The effect of the second request is to extend the waiting period imposed by the HSR Act until 10 days after we have substantially complied with the request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 WHOLE FOODS MARKET, INC.


Date: March 14, 2007                             By: /s/ Glenda Chamberlain
                                                     ---------------------------
                                                     Glenda Chamberlain,
                                                     Executive Vice President
                                                     and Chief Financial Officer

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